EXHIBIT 4.1

AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED CREDIT

AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT (the “Amendment Agreement”), is made and effective as of January 8, 2007 among RADIATION THERAPY SERVICES, INC., a Florida corporation (the “Borrower”), each SUBSIDIARY GUARANTOR party to a Subsidiary Guaranty pursuant to the terms of the Credit Agreement (as defined below), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), and the Lenders party hereto. Unless the context otherwise requires, capitalized terms used but not defined herein have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Fourth Amended and Restated Credit Agreement dated as of December 16, 2005, as amended by that certain Amendment No. 1 to Fourth Amended and Restated Credit Agreement, Limited Waiver and Consent dated as of November 14, 2006 (as so amended and as hereby amended and as may be modified, supplemented, amended or amended and restated from time to time, the “Credit Agreement”), whereby the Lenders have made available to the Borrower a term loan B facility and a revolving credit facility with a letter of credit subfacility and a swing line subfacility; and

WHEREAS, the Borrower has notified the Administrative Agent that on January 3, 2007 (the “Acquisition Date”), 21st Century Oncology of Pennsylvania, Inc. (“21CPA”) acquired 67.5% of the membership interests of Gettysburg Radiation, LLC (“GRLLC”), an entity developing a radiation therapy treatment center in Gettysburg, Pennsylvania (the “Gettysburg Acquisition”); and

WHEREAS, the Borrower has further notified the Administrative Agent that (i) as of the Acquisition Date, GRLLC had outstanding Indebtedness of approximately $3,100,000 pursuant to two promissory notes to Commerce Bank, N.A. (the “Commerce Bank Indebtedness”), which Indebtedness was incurred to finance the acquisition and installation of certain medical equipment (the “Medical Equipment”) and was secured by all of the assets of GRLLC, (ii) since the Acquisition Date, 21CPA has purchased all of the Medical Equipment and certain other fixed assets of GRLLC for a purchase price of $3,100,000, which amount was used by GRLLC to repay and terminate the Commerce Bank Indebtedness, (iii) 21CPA has provided and intends to further provide GRLLC with working capital financing in an aggregate amount not to exceed $1,000,000; and

WHEREAS, the definition of “Excluded Subsidiary” in the Credit Agreement provides that an Excluded Subsidiary shall have no Indebtedness other than Permitted Excluded Subsidiary Loans, which is defined to mean Indebtedness owing by an Excluded Subsidiary to the Borrower in a principal amount not exceeding $500,000 per Excluded Subsidiary and $3,000,000 in the aggregate; and

WHEREAS, Section 11.2(v) of the Credit Agreement allows for certain purchase money Indebtedness of the Borrower and its Subsidiaries (including Excluded Subsidiaries), which unintentionally conflicts with the Indebtedness limitations associated with Excluded Subsidiaries set forth in the definition of “Excluded Subsidiary”; and

WHEREAS, the Borrower has delivered to the Administrative Agent a certificate designating GRLLC as an Excluded Subsidiary pursuant to the Credit Agreement; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent (i) amend the definition of Excluded Subsidiary to eliminate the ambiguity and clearly provide that Excluded Subsidiaries may have purchase money Indebtedness within the limitations of Section 11.2(v) and (ii) amend the definition of Permitted Excluded Subsidiary Loan as set forth herein; and

WHEREAS, the Borrower has further requested that (i) the deadline for receipt of certain of the Mortgages and Mortgage Property Support Documents with respect to certain properties located in Michigan be extended until June 30, 2007 and (ii) Sections 9.10 and 9.11 of the Credit Agreement be amended to increase the threshold for when a Mortgage may be required and, in the case of Section 9.10, to provide the Borrower with more time for certain of the delivery requirements set forth therein;

WHEREAS, the Borrower has notified the Administrative Agent that certain of its recently acquired Subsidiaries have Deposit Accounts (such term as used herein to have the meaning set forth in the Security Agreement), with collected balances greater than $100,000, which are not currently subject to a Qualifying Control Agreement (such term as used herein to have the meaning set forth in the Security Agreement) but which are held by a Lender, and the Borrower has requested that the requirement for a Qualifying Control Agreements be eliminated with respect to Deposit Accounts that are held by a Lender;

WHEREAS, the Administrative Agent and the Lenders signatory hereto are willing so to effect such amendments, in each case as set forth below pursuant to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Credit Agreement. The term “Credit Agreement” as used herein and in the Credit Documents (as defined in the Credit Agreement) shall mean the Credit Agreement as hereby amended and modified.

2. Amendments. Subject to the conditions set forth herein, the Credit Agreement and the Security Agreement are hereby amended as follows:

(a) Section 1.2 of the Credit Agreement is hereby amended to amend and restate in its entirety the definition of “Excluded Subsidiary” and to change the defined term “Permitted Excluded Subsidiary Loan” to “Permitted Excluded Subsidiary Loans” and to amend and restate the definition of such defined term, to read as follows:

“Excluded Subsidiary” shall mean any Subsidiary of the Borrower or one of its Subsidiaries existing as of the Effective Date or thereafter created or acquired in connection with a transaction permitted under Section 11.5(vii) which is not a Subsidiary Guarantor and which is designated by an Authorized Officer of the Borrower as an Excluded Subsidiary in a certificate delivered to the Administrative Agent in the form attached hereto as Exhibit H and which Subsidiary (i) shall have no Indebtedness other than (x) Permitted Excluded Subsidiary Loans and (y) purchase money Indebtedness permitted by Section 11.2(v), and (ii) shall not guaranty or otherwise directly or indirectly provide credit support for any Indebtedness of the Borrower or any Subsidiary Guarantor.

“Permitted Excluded Subsidiary Loans” shall mean loans from the Borrower or any Subsidiary to an Excluded Subsidiary, in an aggregate principal amount not to exceed $1,000,000 per Excluded Subsidiary, and not to exceed $10,000,000 principal outstanding for all Excluded Subsidiaries, (A) which are secured by the Excluded Subsidiary granting to the Borrower or the lending Subsidiary a Lien on its tangible and intangible assets, including, if the Borrower or such lending Subsidiary elects, real property, and which Lien (i) constitutes a first priority perfected security interest on such assets, and (ii) has been pledged to the Administrative Agent for the benefit of the Lenders, and (B) for which documentation evidencing (i) and (ii) above shall have been delivered to the Administrative Agent in form and substance acceptable to the Administrative Agent in its reasonable discretion.

(b) Section 9.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

9.10 Creation or Acquisition of Subsidiaries. Subject to the provisions of Section 11.5, the Borrower may from time to time create or acquire new Subsidiaries (including Excluded Subsidiaries) in connection with Permitted Acquisitions or otherwise, and the Subsidiaries of the Borrower may create or acquire new Subsidiaries, provided that:

(a) Concurrently with (and in any event within thirty (30) Business Days thereafter in the case of clauses (i) and (ii) below and ninety (90) Business Days in the case of clause (iii) below) the creation or direct or indirect acquisition by the Borrower thereof, each such new Subsidiary that is not designated as an Excluded Subsidiary will execute and deliver to the Administrative Agent (i) a joinder to the Subsidiary Guaranty, pursuant to which such new Subsidiary shall become a party thereto and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents, (ii) a joinder to the Security Agreement, pursuant to which such new Subsidiary shall become a party thereto and shall, grant to the Administrative Agent a first priority Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for its obligations under the Subsidiary Guaranty, subject only to Permitted Liens and (iii) a Mortgage with respect to any real property owned by such Subsidiary (or a landlord lien waiver with respect to any real property leased by such Subsidiary), together with all Mortgaged Property Support Documents; provided, however, that in the event any real property owned by such Subsidiary has an appraised or book value of $1,000,000 or less, a Mortgage shall only be required upon the request of the Administrative Agent or the Required Lenders;

(b) Concurrently with (and in any event within thirty (30) Business Days thereafter) the creation or acquisition of any new Subsidiary (including any Excluded Subsidiary) all or a portion of the Capital Stock of which is directly owned by the Borrower, the Borrower will execute and deliver to the Administrative Agent an amendment or supplement to the Security Agreement pursuant to which all of the Capital Stock of such new Subsidiary owned by the Borrower shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and concurrently with (and in any event within thirty (30) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by another Subsidiary (the “Parent Subsidiary”), the Parent Subsidiary will execute and deliver to the Administrative Agent an appropriate joinder, amendment or supplement to the Security Agreement pursuant to which all of the Capital Stock of such new Subsidiary owned by such Parent Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and

(c) As promptly as reasonably possible, the Borrower and its Subsidiaries (including all Excluded Subsidiaries) will deliver any such other documents, certificates and opinions, and opinions of local counsel in the jurisdiction of organization of each such new Subsidiary (including an Excluded Subsidiary), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above.

(c) Section 9.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

9.11 Additional Security. The Borrower will, and will cause each of its Subsidiaries to grant to the Administrative Agent from time to time security interests, mortgages and other Liens in and upon such assets and properties of the Borrower or such Subsidiary as are not covered by the Security Documents executed and delivered before or on the Effective Date or pursuant to Section 9.10 (including, without limitation, Liens on assets acquired by the Borrower or a Subsidiary in connection with any Permitted Acquisition) provided, however, that in the event any real property owned by the Borrower or such Subsidiary has an appraised or book value of $1,000,000 or less, a Mortgage shall only be required upon the request of the Administrative Agent or the Required Lenders. Such security interests, mortgages and Liens shall be granted pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and shall constitute valid and perfected security interests and Liens subject to no Liens other than Permitted Liens. Without limitation of the foregoing, in connection with the grant of any mortgage or deed of trust with respect to any interest in real property, the Borrower will, and will cause each applicable Subsidiary to, at the Borrower’s expense, prepare, obtain and deliver to the Administrative Agent all Mortgaged Property Support Documents within 90 days after the date of acquisition by the Borrower or any Subsidiary of the real property for which a Mortgage is required under this Section.

(d) Section 4.19(ii) of the Security Agreement is hereby amended by restating the first sentence thereof in its entirety to read as follows:

(ii) Except with the express prior written consent of the Administrative Agent in each instance, all Deposit Accounts in which collected balances or deposits in excess of $100,000 are or may at any time be credited or maintained shall be maintained at all times with either (X) depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement or (Y) a Lender; provided however, that following the occurrence of an Event of Default, each Pledgor shall provide the Administrative Agent with a Qualifying Control Agreement with respect to any Deposit Account for which the Administrative Agent has made a request, within thirty (30) days of such request. Without limiting the generality of the foregoing, no Pledgor shall cause, suffer or permit (x) any deposit in excess of $100,000 to be evidenced by a certificate of deposit unless such certificate of deposit is a negotiable instrument and immediately upon receipt thereof such certificate shall have been delivered to the Administrative Agent, together with a duly executed undated assignment in blank affixed thereto, or (y) any Deposit Account not listed on Annex H attached hereto to be opened or maintained except in each case upon giving not less than thirty (30) days’ prior written notice to the

Administrative Agent and taking or causing to be taken at such Pledgor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

3. Extension for Michigan Mortgages and Mortgage Property Support Documents. Notwithstanding the provisions contained in the Credit Agreement, the parties hereto agree that the deadline for receipt of the Mortgages and Mortgage Property Support Documents with respect to certain properties located in Michigan be extended until June 30, 2007.

4. Representations, Warranties and Covenants. The Borrower hereby represents, warrants and covenants that:

(a) The representations and warranties made by the Borrower in Article VIII of the Credit Agreement are true on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b) There has been no Material Adverse Change in the condition, financial or otherwise, of the Borrower since the date of the most recent financial reports of the Borrower delivered pursuant to Section 9.1 of the Credit Agreement;

(c) The business and properties of the Borrower are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts;

(d) No Default or Event of Default, other than those addressed herein, has occurred and is continuing immediately prior to the effectiveness of this Amendment Agreement and no Default or Event of Default is continuing immediately after the effectiveness of this Amendment Agreement.

5. Conditions. This Amendment Agreement shall become effective upon the Borrower delivering to the Administrative Agent the following:

(a) a counterpart of this Amendment Agreement duly executed by the Administrative Agent, such Lenders as are necessary to constitute the Required Lenders, the Borrower and the Subsidiary Guarantors;

(b) all fees and expenses payable by the Borrower by reason of this Amendment Agreement; and

(c) such other documentation, instruments, consents and agreements as the Administrative Agent shall reasonably request.

6. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Credit Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

7. Counterparts. This Amendment Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

8. Documentation. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Administrative Agent and its counsel.

9. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement.

10. Ratification. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Credit Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

11. Consent of the Subsidiary Guarantors. Each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms, reaffirms and ratifies in all respects the Subsidiary Guaranty to which such Subsidiary Guarantor is a party (including without limitation the continuation of such Subsidiary Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment Agreement and the amendments contemplated hereby) and the enforceability of the Subsidiary Guaranty against such Subsidiary Guarantor in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, and effective as of the day and year first above written.

BORROWER:

RADIATION THERAPY SERVICES, INC.

By:	/s/ David M. Koeninger
Name:	David M. Koeninger
Title:	Executive Vice President – Chief Financial Officer

GUARANTORS:

21ST CENTURY ONCOLOGY, INC.
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
21ST CENTURY ONCOLOGY OF ALABAMA, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC.
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF HARFORD COUNTY, MARYLAND LLC
21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.

By:	/s/ David M. Koeninger
Name:	David M. Koeninger
Title:	Vice President

AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT, CONSENT AND LIMITED WAIVER

MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
AMERICAN CONSOLIDATED TECHNOLOGIES LLC
PHOENIX MANAGEMENT COMPANY, LLC
21ST CENTURY ONCOLOGY OF JACKSONVILLE INC.
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.

By:	/s/ David M. Koeninger
Name:	David M. Koeninger
Title:	Vice President

21ST CENTURY ONCOLOGY OF KENTUCKY, LLC

By:	/s/ David M. Koeninger
Name:	David M. Koeninger
Title:	Chief Financial Officer

AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT, CONSENT AND LIMITED WAIVER

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, as Swingline Lender and as Issuing Bank

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title:	Senior Vice President

FIFTH THIRD BANK

By:
Name:
Title:

SUNTRUST BANK

By:	/s/ Mark D. Mattson
Name:	Mark D. Mattson
Title:	Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Tesch
Name:	Kirk Tesch
Title:	Vice President

REGIONS BANK

By:
Name:
Title:

AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT, CONSENT AND LIMITED WAIVER

NATIONAL CITY BANK OF KENTUCKY

By:	/s/ Deroy Scott
Name:	Deroy Scott
Title:	Senior Vice President

CAROLINA FIRST BANK

By:	/s/ Kevin M. Short
Name:	Kevin M. Short
Title:	Senior Vice President

THE INTERNATIONAL BANK OF MIAMI, N.A.

By:	/s/ Panayiotis Ch. Zotos
Name:	Panayiotis Ch. Zotos
Title:	Senior Vice President

LASALLE BANK, NATIONAL ASSOCIATION

By:	/s/ Whitney M. Black
Name:	Whitney M. Black
Title:	Vice President

AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT, CONSENT AND LIMITED WAIVER